06-06
September 22, 2006

To all stockholders:

At its regularly scheduled meeting today, the Board of Directors declared a dividend on capital stock in the amount of 1.3232877 percent, 5.25 percent annualized, for the months of June, July and August 2006. The dividend will be calculated on stockholders’ average balances during the period June 1, 2006 to August 31, 2006, and will be credited to stockholders’ DDAs on Friday, September 29, 2006.

Please call on Craig Howie, 412/288-3406, if you have questions.

Sincerely,

John R. Price
President and Chief Executive Officer